Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Exhibit 99.1 Barbara Doyle Investor Relations contact 651-236-5023

NEWS	March 27, 2019

H.B. Fuller Reports First Quarter 2019 Results

Reported Diluted EPS of $0.24; Adjusted Diluted EPS1 of $0.34

Adjusted EBITDA1 and Adjusted Diluted EPS1 in-line with company guidance

Company reaffirms fiscal 2019 Adjusted EPS and EBITDA guidance

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for the first quarter that began on Dec. 2, 2018 and ended on March 2, 2019.

Items of Note for First Quarter 2019:

■	Net income was $12 million or $0.24 per diluted share (EPS), and adjusted net income was $17.5 million[1], or $0.34[1] of EPS;
■	Adjusted EBITDA was $83 million[1], in line with the company’s guidance, and increased 40 basis points[1] as a percent of revenue versus last year;
■	Gross margin was 26.7 percent, and adjusted gross margin was 27 percent[4], up 90 basis points year-over-year, driven by pricing gains, raw material sourcing synergies and improved business mix;
■

Debt paydown was $12 million, on-track to meet the company’s $200 million debt paydown target for the 2019 fiscal year. This is consistent with $11 million paydown in the first quarter last year, and $214 million total paydown in fiscal 2018;

■	The company also reaffirmed its prior guidance ranges for fiscal 2019 adjusted EPS and EBITDA.

Summary of First Quarter 2019 Results:

Net revenue for the first quarter of 2019 of $673 million decreased 5.6 percent compared with the first quarter of 2018. Revenue excluding the impact of foreign currency was down 1 percent. Revenue performance was driven by favorable pricing, low-single digit organic growth in Americas Adhesives and EIMEA, and strong growth in electronics and aerospace solutions in the Engineering Adhesives segment, offset by a business slowdown in China, a weak December, portfolio repositioning in Construction Adhesives toward more profitable product lines, and softness in construction-related markets due to a colder and wetter winter.

Gross profit margin was 26.7 percent and adjusted gross profit margin was 27 percent4, an increase of 90 basis points versus last year, driven by positive pricing contribution, raw material sourcing synergies from the integration of Royal Adhesives and improved business mix. Selling, General and Administrative (SG&A) expenses were $146 million. Adjusted SG&A expenses of $139 million5 decreased approximately 3 percent compared with the first quarter of 2018, driven by foreign currency exchange rates and continued focus on expense management.

Net income attributable to H.B. Fuller for the first quarter of 2019 was $12 million, or $0.24 per diluted share, compared with $48 million, or $0.92 per diluted share in the same period last year. The decline was primarily due to a $35 million one-time, non-cash tax benefit in the first quarter of 2018 related to U.S. Tax Reform. Adjusted net income attributable to H.B. Fuller was $17.5 million1, or $0.341 adjusted EPS, compared with $18 million1, or $0.351 adjusted EPS last year. Adjusted EBITDA was $83 million1, compared with $85 million1 in the prior year, and adjusted EBITDA margin of 12.3 percent1 increased versus 11.9 percent1 in the prior year.

“We are off to a solid start in 2019, due primarily to our ability to respond quickly to dynamic external conditions impacting our revenue,” said Jim Owens, H.B. Fuller president and chief executive officer. “In the first quarter, we leveraged solid pricing carry-over from 2018 and acquisition synergies to deliver earnings results and debt paydown in-line with our guidance. We are building on our strategic market position around the world to win with customers in our targeted growth sectors. And, based on improving trends in several segments throughout the quarter, we foresee stronger organic growth sequentially in the second quarter and continued EBITDA improvement throughout the year, within our prior guidance ranges for fiscal 2019.”

Balance Sheet and Cash Flow:

At the end of the first quarter of 2019, the company had cash on hand of $113 million and total debt equal to $2,235 million. This compares to cash and debt levels equal to $151 million and $2,248 million, respectively, in the fourth quarter of 2018. Cash flow from operations in the first quarter was $0.5 million compared with ($32) million for the same period in 2018, reflecting improved working capital management. Capital expenditures were $14 million in the first quarter of 2019, compared with $19 million in the same period last year.

Fiscal 2019 Guidance:

The company is reaffirming its prior fiscal year 2019 guidance for adjusted EPS in the range of $3.15 to $3.45, and its prior guidance for adjusted EBITDA in the range of $465 to $485 million.

This guidance excludes approximately $20 million of pre-tax expenses required to integrate the Royal business and other businesses acquired in 2017, and between $6 and $8 million of pre-tax expenses related to ERP development costs. The company’s guidance could be impacted by further rule making relative to U.S. Tax Reform. A complete reconciliation of the non-GAAP financial information contained in our 2019 guidance is not being provided in accordance with the “unreasonable efforts” exception of Item 10(e)(1)(i)(B) of Regulation S-K of the Securities and Exchange Commission.

Accounting Changes Adopted Retrospectively in Fiscal 2018

In a Current Report on Form 8-K filed on March 25, 2019, the company provided restated unaudited historical financial information for the fiscal quarters and the fiscal year ended Dec. 1, 2018. This filing reflects accounting changes implemented in the first quarter ended March 2, 2019 as if the changes were implemented on a retrospective basis at the beginning of fiscal year 2018. The changes include an Accounting Standards Update related to accounting for pension plans and a customer realignment between operating segments. These changes have no impact on the company’s consolidated net income, consolidated balance sheets or consolidated statements of cash flows previously reported.

Conference Call:

The company will host an investor conference call to discuss first quarter results on Thursday, March 28, 2019, at 10:30 a.m. Eastern U.S. time. The conference call audio and accompanying presentation slides will be available to interested parties via a simultaneous webcast, and may be accessed from the company's website at https://investors.hbfuller.com/calendar. The slides will be made available approximately one hour prior to the start of the call. Participants should access the webcast 15 minutes prior to the start of the call to register for the event and install and test any necessary software. The webcast and presentation will be archived on the company’s website. A telephone replay of the conference call will be available approximately 1 hour after the conclusion of the call, through April 4, 2019. To access the telephone replay dial 1-877-344-7529 or 1-412-317-0088 and enter passcode 10129329.

Certain amounts presented in this release and the accompanying financial statements and data are preliminary and are subject to change in the company’s Quarterly Report on Form 10-Q for the period ended March 2, 2019 when it is filed with the Securities and Exchange Commission.

Regulation G:

The information presented in this earnings release regarding segment operating income, adjusted gross profit, adjusted gross profit margin, adjusted selling, general and administrative expense, adjusted income before income taxes and income from equity investments, adjusted income taxes, adjusted effective tax rate, adjusted net income, adjusted diluted earnings per share and adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the company and its operating segments as well as the comparability of results. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below with the exception of our forward-looking non-GAAP measures contained in our fiscal 2019 outlook, which are unknown or have not yet occurred.

About H.B. Fuller:
Since 1887, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. With fiscal 2018 net revenue of over $3 billion, H.B. Fuller’s commitment to innovation brings together people, products and processes that answer and solve some of the world's biggest challenges. Our reliable, responsive service creates lasting, rewarding connections with customers in electronics, disposable hygiene, medical, transportation, aerospace, clean energy, packaging, construction, woodworking, general industries and other consumer businesses. And, our promise to our people connects them with opportunities to innovate and thrive. For more information, visit us at https://www.hbfuller.com/.

Safe Harbor for Forward-Looking Statements:

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the Royal transaction may involve unexpected costs or liabilities; our business or stock price may suffer as a results of uncertainty surrounding the transaction; the substantial amount of debt we have incurred to finance our acquisition of Royal, our ability to repay or refinance it or incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, and the effect of restrictions contained on our debt agreements that limit the discretion of management in operating the business or ability to pay dividends; various risks to stockholders of not receiving dividends and risks to our ability to pursue growth opportunities if we continue to pay dividends according to the current dividend policy; we may be unable to achieve expected synergies and operating efficiencies from the transaction within the expected time frames or at all; we may be unable to successfully integrate Royal’s operations into our own, or such integration may be more difficult, time consuming or costly than expected; the ability to effectively implement Project ONE; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the company’s relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Further information about the various risks and uncertainties can be found in the company’s SEC 10-K filing for the fiscal year ended December 1, 2018. All forward-looking information represents management’s best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the company and the regions where the company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, managements’ best estimate of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Three Months Ended	Percent of		Three Months Ended	Percent of
	March 2, 2019	Net Revenue		March 3, 2018	Net Revenue
Net revenue	$672,935	100.0%		$713,079	100.0%
Cost of sales	(493,010)	(73.3%	)	(527,566)	(74.0%	)
Gross profit	179,925	26.7%		185,513	26.0%

Selling, general and administrative expenses	(145,713)	(21.7%	)	(152,707)	(21.4%	)

Other income (expense), net	3,365	0.5%		4,912	0.7%
Interest expense	(26,807)	(4.0%	)	(27,545)	(3.9%	)
Interest income	3,053	0.5%		3,041	0.4%
Income before income taxes and income from equity method investments	13,823	2.1%		13,214	1.9%

Income tax	(3,140)	(0.5%	)	32,632	4.6%

Income from equity method investments	1,565	0.2%		1,821	0.3%
Net income including non-controlling interests	12,248	1.8%		47,667	6.7%

Net (loss) income attributable to non-controlling interests	(4)	(0.0%	)	15	0.0%
Net income attributable to H.B. Fuller	$12,244	1.8%		$47,682	6.7%

Basic income per common share attributable to H.B. Fuller	$0.24			$0.94
Diluted income per common share attributable to H.B. Fuller	$0.24			$0.92

Weighted-average common shares outstanding:
Basic	50,752			50,471
Diluted	51,901			51,898

Dividends declared per common share	$0.155			$0.150

Selected Balance Sheet Information (subject to change prior to filing of the Company's Quarterly Report on Form 10-Q)

	March 2, 2019	December 1, 2018	March 3, 2018
Cash & cash equivalents	$113,476	$150,793	$132,478
Trade accounts receivable, net	478,326	495,008	466,876
Inventories	386,725	348,461	410,205
Trade payables	284,909	273,378	257,417
Total assets	4,166,100	4,176,314	4,374,053
Total debt	2,235,306	2,247,527	2,441,206

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended
	March 2, 2019	March 3, 2018

Net income attributable to H.B. Fuller	$12,244	$47,682
Adjustments:
Acquisition project costs	84	375
Tonsan call option agreement	-	125
Organizational realignment	350	748
Royal restructuring and integration	4,365	4,928
Tax reform	55	(35,186)
Project ONE	813	1,394
Other	(392)	(1,713)
Adjusted net income attributable to H.B. Fuller[1]	17,519	18,353

Add:
Interest expense	26,807	27,468
Interest income	(3,053)	(3,042)
Income taxes	6,050	5,733
Depreciation and amortization expense	35,528	36,665
Adjusted EBITDA[1]	82,851	85,177

Diluted shares	51,901	51,898
Adjusted diluted income per common share attributable to H.B. Fuller	$0.34	$0.35

Revenue	$672,935	$713,079
Adjusted EBITDA margin[1]	12.3%	11.9%

_______________

[1] Adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Adjusted net income attributable to H.B. Fuller is defined as net income before the specific adjustments shown above. Adjusted diluted income per common share is defined as adjusted net income attributable to H.B. Fuller divided by the number of diluted common shares. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation, amortization and the specific adjustments shown above. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. The table above provides a reconciliation of adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin to net income attributable to H.B. Fuller, the most directly comparable financial measure determined and reported in accordance with GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
In thousands (unaudited)

	Three Months Ended	Three Months Ended
	March 2, 2019	March 3, 2018
Net Revenue:
Americas Adhesives	$241,950	$250,963
EIMEA	156,513	168,978
Asia Pacific	63,388	66,609
Construction Adhesives	82,456	98,257
Engineering Adhesives	128,628	128,272
Total H.B. Fuller	$672,935	$713,079

Segment Operating Income:
Americas Adhesives	$15,695	$14,537
EIMEA	3,426	5,892
Asia Pacific	3,779	2,305
Construction Adhesives	(3,339)	461
Engineering Adhesives	14,651	9,611
Total H.B. Fuller	$34,212	$32,806

Adjusted EBITDA[1]
Americas Adhesives	$29,244	$29,639
EIMEA	12,918	16,259
Asia Pacific	6,605	5,287
Construction Adhesives	7,926	12,413
Engineering Adhesives	24,675	20,373
Corporate unallocated	1,483	1,206
Total H.B. Fuller	$82,851	$85,177

Adjusted EBITDA Margin[1]
Americas Adhesives	12.1%	11.8%
EIMEA	8.3%	9.6%
Asia Pacific	10.4%	7.9%
Construction Adhesives	9.6%	12.6%
Engineering Adhesives	19.2%	15.9%
Total H.B. Fuller	12.3%	11.9%

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended
	March 2, 2019	March 3, 2018

Income before income taxes and income from equity method investments	$13,823	$13,214

Adjustments:
Acquisition project costs	115	559
Tonsan call option agreement	-	125
Organizational realignment	475	410
Royal restructuring and integration	5,917	7,454
Tax reform	75	-
Project ONE	1,102	2,144
Other	502	(1,656)
Adjusted income before income taxes and income from equity method investments[2]	$22,009	$22,250

_______________

[2] Adjusted income before income taxes and income from equity investments is a non-GAAP financial measure. Adjusted income before income taxes and income from equity investments is defined as income before income taxes and income from equity investments before the specific adjustments shown above. The table above provides a reconciliation of adjusted income before income taxes and income from equity investments to income before income taxes and income from equity investments, the most directly comparable financial measure determined and reported in accordance with GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended
	March 2, 2019	March 3, 2018

Income Taxes	$(3,140)	$32,632

Adjustments:
Acquisition project costs	(30)	(184)
Organizational realignment	(124)	338
Royal restructuring and integration	(1,552)	(2,526)
Tax reform	(20)	(35,186)
Project ONE	(289)	(750)
Other	(895)	(57)
Adjusted income taxes[3]	$(6,050)	$(5,733)

Adjusted income before income taxes and income from equity method investments	$22,009	$22,250
Adjusted effective income tax rate[3]	27.5%	25.8%

_______________

[3] Adjusted income taxes and adjusted effective income tax rate are non-GAAP financial measures. Adjusted income taxes is defined as income taxes before the specific adjustments shown above. Adjusted effective income tax rate is defined as income taxes divided by adjusted income before income taxes and income from equity method investments. The table above provides a reconciliation of adjusted income taxes and adjusted effective income tax rate to income taxes, the most directly comparable financial measure determined and reported in accordance with GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended
	March 2, 2019	March 3, 2018

Net revenue	672,935	713,079

Gross profit	$179,925	$185,513
Gross profit margin	26.7%	26.0%

Adjustments:
Acquisition project costs	-	103
Organizational realignment	48	231
Royal restructuring and integration	1,419	224
Other	(3)	-
Adjusted gross profit[4]	$181,389	$186,071
Adjusted gross profit margin[4]	27.0%	26.1%

_______________

[4] Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit and adjusted gross profit margin is defined as gross profit and gross profit margin excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted gross profit and gross profit margin to gross profit and gross profit margin, the most directly comparable financial measure determined and reported in accordance with GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended
	March 2, 2019	March 3, 2018

Selling, general and administrative expenses	$(145,713)	$(152,707)

Adjustments:
Acquisition project costs	115	456
Tonsan call option agreement	-	48
Organizational realignment	427	179
Royal restructuring and integration	4,497	7,230
Tax reform	75	-
Project ONE	1,102	2,144
Other	506	6
Adjusted selling, general and administrative expenses[5]	$(138,991)	$(142,644)

_______________

[5] Adjusted selling, general and administrative expenses is a non-GAAP financial measure. Adjusted selling, general and administrative expenses is defined as selling, general and administrative expenses excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted selling, general and administrative expenses to selling, general and administrative expenses, the most directly comparable financial measure determined and reported in accordance with GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Americas		Asia	Construction	Engineering		Corporate	H.B. Fuller
	Adhesives	EIMEA	Pacific	Adhesives	Adhesives	Total	Unallocated	Consolidated

Three Months Ended March 2, 2019	$17,671	$4,081	$3,820	$(2,653)	$14,736	$37,655	$(25,411)	$12,244
Net income attributable to H.B. Fuller

Adjustments:
Acquisition project costs	43	28	14	13	16	114	(30)	84
Organizational realignment	563	(340)	15	220	16	474	(124)	350
Royal restructuring and integration	1,584	1,803	469	1,285	776	5,917	(1,552)	4,365
Tax reform	28	18	9	9	11	75	(20)	55
Project ONE	415	270	136	125	156	1,102	(289)	813
Other	384	119	-	-	-	503	(895)	(392)
Adjusted net income attributable to H.B. Fuller[1]	20,688	5,979	4,463	(1,001)	15,711	45,840	(28,321)	17,519

Add:
Interest expense	-	-	-	-	-	-	26,807	26,807
Interest income	-	-	-	-	-	-	(3,053)	(3,053)
Income taxes	-	-	-	-	-	-	6,050	6,050
Depreciation and amortization expense	8,556	6,939	2,142	8,927	8,964	35,528	-	35,528
Adjusted EBITDA[1]	$29,244	$12,918	$6,605	$7,926	$24,675	$81,368	$1,483	$82,851

_______________

Note: Adjusted EBITDA is a non-GAAP financial measure. The tables above provide a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Americas		Asia	Construction	Engineering		Corporate	H.B. Fuller
	Adhesives	EIMEA	Pacific	Adhesives	Adhesives	Total	Unallocated	Consolidated

Three Months Ended March 3, 2018	$16,399	$6,858	$2,343	$1,289	$9,796	$36,685	$10,997	$47,682
Net income attributable to H.B. Fuller

Adjustments:
Acquisition project costs	492	12	7	6	42	559	(184)	375
Tonsan call option agreement	-	-	-	-	48	48	77	125
Organizational realignment	126	62	3	215	4	410	338	748
Royal Restructuring	2,942	1,561	525	1,317	1,109	7,454	(2,526)	4,928
Tax Reform	-	-	-	-	-	-	(35,186)	(35,186)
Project ONE	843	528	248	253	272	2,144	(750)	1,394
Other	2	1	1	1	1	6	(1,719)	(1,713)
Adjusted net income attributable to H.B. Fuller[1]	20,804	9,022	3,127	3,081	11,272	47,306	(28,953)	18,353

Add:
Interest expense	-	-	-	-	-	-	27,468	27,468
Interest income	-	-	-	-	-	-	(3,042)	(3,042)
Income taxes	-	-	-	-	-	-	5,733	5,733
Depreciation and amortization expense	8,835	7,237	2,160	9,332	9,101	36,665	-	36,665
Adjusted EBITDA[1]	$29,639	$16,259	$5,287	$12,413	$20,373	$83,971	$1,206	$85,177

_______________

Note: Adjusted EBITDA is a non-GAAP financial measure. The tables above provide a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
NET REVENUE GROWTH
(unaudited)

	Three Months Ended
	March 2, 2019
	Total
Price	3.0%
Volume	(4.0%	)
Organic Growth	(1.0%	)

F/X	(4.6%	)

Total	(5.6%	)

	Three Months Ended
	March 2, 2019

	Net Revenue		F/X		Organic Growth

Americas Adhesives	(3.6%	)	(3.8%	)	0.2%
EIMEA	(7.4%	)	(8.1%	)	0.7%
Asia Pacific	(4.8%	)	(4.8%	)	0.0%
Construction Adhesives	(16.1%	)	(1.0%	)	(15.1%	)
Engineering Adhesives	0.3%		(4.1%	)	4.4%
Total	(5.6%	)	(4.6%	)	(1.0%	)